EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

We the undersigned, Peter Mateja, Chief Executive Officer of Smart Energy Solutions, Inc. (the “Company”) and Edward Braniff, Chief Financial Officer of the Company, certify, under the standards set forth and solely for the purposes of 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge, the Quarterly Report on Form 10-QSB/A of the Company for the quarter ended June 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-QSB/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 17, 2007	By:	/s/ Peter Mateja
	Name:	Peter Mateja
	Title:	Chief Executive Officer and Director
(Principal Executive Officer)

Dated: September 17, 2007	By:	/s/ Edward Braniff
	Name:	Edward Braniff
	Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.